UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 7, 2008

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Item 3.02   Unregistered Sales of Equity Securities.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificates of Designation for Series F and Series G Convertible Preferred Stock

On May 7, 2008, the Las Vegas Gaming, Inc. (the “Company”) filed the following documents with the Nevada Secretary of State:

•	Certificate of Designation for Series F Convertible Preferred Stock (the “Series F Certificate of Designation”); and

•	Certificate of Designation for Series G Convertible Preferred Stock (the “Series G Certificate of Designation”).

The Series F Certificate of Designation was filed to designate 200,000 shares of the Company’s 10,000,000 shares of authorized preferred stock, $.001 par value, as “Series F Convertible Preferred Stock.”  The Series G Certificate of Designation was filed to designate 150,000 shares of the Company’s 10,000,000 shares of authorized preferred stock, $.001 par value, as “Series G Convertible Preferred Stock.” As a result of the designations, the Company will have 3,775,000 shares of undesignated preferred stock, $.001 par value, remaining.

Below is a description of the rights, preferences and privileges of the Series F and Series G Convertible Preferred Stock, which is qualified in its entirety by reference to the complete text of the Series F Certificate of Designation and the Series G Certificate of Designation, which are attached as exhibits hereto and incorporated by reference herein.

Sale of Series F and Series G Convertible Preferred Stock

On May 7, 2008, the Company entered into a subscription agreement with an accredited investor (the “Investor”) pursuant to which the Investor purchased 200,000 shares of Series F Convertible Preferred Stock for $5.00 per share and 150,000 shares of Series G Convertible Preferred Stock for $5.00 per share (collectively, the “Shares”) for an aggregate purchase price of $1,750,000.  There were no underwriting discounts or commissions as part of the sale of the Shares.  In February 2008, the Company received a noninterest bearing advance from the Investor of $250,000, which advance was offset against the proceeds from the sale of the Series G Convertible Preferred Stock.  As an incentive to enter into these transactions, the Company issued the Investor 500,000 shares of Common Stock Series A.  If the Company as a result of a qualified financing commences trading at less than $5.00 per share, the Investor will receive additional shares of Common Stock Series A prorated for the percentage shortfall from $5.00 per share measured against the 500,000 shares.  A “qualified financing” is a capital raise of $10.0 million or more or a transaction at less than $5.00 per share resulting in a change in control of the Company.  In addition, the Investor was granted a security interest and other additional rights in connection with the Company’s separate account (and related insurance policy) in which $1.0 million is reserved solely to satisfy the Company’s jackpot security requirements relating to the Gamblers Bonus Million Dollar ticket game (the “Jackpot Security Account”).

Conversion Rights

At any time and from time to time, the holders of the Shares may convert their Shares into shares of the Company’s Common Stock Series A at the rate of (a) the lower of (i) three dollars and fifty cents ($3.50) or (ii) seventy percent (70%) of the IPO Price (as defined in the Series F and Series G Certificates of Designation) for (b) one share of Common Stock Series A (the “Conversion Rate”), where no additional payment shall be required; provided, however, that in the event that any Shares have not been converted or redeemed by June 15, 2010 (the “Record Date”), then on June 30, 2010 such Shares shall automatically be converted into shares of Common Stock Series A at the Conversion Rate, unless the holder of record on the Record Date expressly elects in writing received by the Company prior to June 30, 2010 to receive an amount of cash equal to $5.00 per Share.  The Conversion Rate is subject to adjustment as provided in the Series F and Series G Certificates of Designation, and the ability of a holder of the Shares to convert the Shares is subject to the limitation that such holder may not beneficially own more than 4.99% of the Company’s outstanding voting power after the conversion.

Priority Upon Liquidation, Dissolution or Winding Up of the Company

With respect to rights upon liquidation, dissolution or winding up of the Company, the Series F Convertible Preferred Stock ranks:  (1) senior to (a) all classes or series of the Company’s common stock, (b) solely with respect to the Jackpot Security Account (as defined in the Series F Certificate of Designation), the Company’s Series A, Series B, Series C, Series D, Series E, and Series G Convertible Preferred Stock, and (c) any future equity securities issued by the Company, the terms of which specifically provide that such equity securities rank junior to the Series F Convertible Preferred Stock (all classes or series of capital stock listed in this clause (1) being collectively referred to as “Series F Junior Stock”); and (2) junior to (a) all existing and future indebtedness of the Company, (b) except with respect to the Jackpot Security Account, the Company’s Series A, Series B, Series C, Series D, Series E, and Series G Convertible Preferred Stock, and (c) any future equity securities issued by the Company the terms of which do not specifically provide that they are senior to or at parity with the Series F Convertible Preferred Stock.

With respect to rights upon liquidation, dissolution or winding up of the Company, the Series G Convertible Preferred Stock ranks:  (1) senior to (a) all classes or series of the Company’s common stock, (b) the Company’s Series F Convertible Preferred Stock, except with respect to the Jackpot Security Account, and (c) any future equity securities issued by the Company, the terms of which specifically provide that such equity securities rank junior to the Series G Convertible Preferred Stock (all classes or series of capital stock listed in this clause (1) being referred to herein collectively as “Series G Junior Stock”); (2) at parity with the Company’s Series E Convertible Preferred Stock; and (3) junior to (a) all existing and future indebtedness of the Company, (b) the Company’s Series A, Series B, Series C, and Series D Convertible Preferred Stock, (c) the Company’s Series F Convertible Preferred Stock solely with respect to the Jackpot Security Account, and (d) any future equity securities issued by the Company the terms of which do not specifically provide that they are senior to or at parity with the Series G Convertible Preferred Stock.

Dividend Rights

The holders of Series F Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of twelve percent (12%) per annum (subject to adjustment as provided in the Series F Certificate of Designation), and no more, payable in parity to the Company’s Series G Convertible Preferred Stock and in preference and priority to any payment of any cash dividend on Series F Junior Stock other than Series G Convertible Preferred Stock, when and as declared by the Company’s Board of Directors.  Such dividends shall accrue with respect to each share of Series F Convertible Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends shall not have been paid or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for payment for any Series F Junior Stock other than Series G Convertible Preferred Stock and before any purchase, acquisition or redemption of any Series F Junior Stock other than Series G Convertible Preferred Stock is made by the Company.

The holders of Series G Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of twelve percent (12%) per annum (subject to adjustment as provided in the Series G Certificate of Designation), and no more, payable (1) in parity to the Company’s Series F Convertible Preferred Stock, and (2) in preference and priority to any payment of any cash dividend on (a) the Company’s Series A, Series B, Series C, Series D and Series F Convertible Preferred Stock (collectively, “Junior Preferred Stock”), and (b) Series G Junior Stock other than Series F Convertible Preferred Stock, when and as declared by the Company’s Board of Directors.  Such dividends shall accrue with respect to each share of Series G Convertible Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series G Convertible Preferred Stock shall not have been paid or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for payment for any Junior Preferred Stock and any Series G Junior Stock other than Series F Convertible Preferred Stock and before any purchase, acquisition or redemption of any Junior Preferred Stock and any Series G Junior Stock other than Series F Convertible Preferred Stock is made by the Company.

At the earliest of: (1) the redemption of the Shares; (2) fifteen days after the Company’s senior secured convertible promissory note, dated March 31, 2006, as amended, in favor of CAMOFI Master LDC, as the same may from time to time be extended, increased, decreased, modified or amended, is paid in full; (3) the closing of a Qualified Financing (as defined in the Series F and Series G Certificates of Designation); or (4) a Change in Control (as defined in the Series F and Series G Certificates of Designation), any accrued but undeclared dividends shall be paid to the holders of record of outstanding Shares, and thereafter all dividends of the Shares shall terminate.  No accumulation of dividends on the Shares shall bear interest and no dividends shall be payable with respect to such accumulation.  At the election of the Company, in the event of a Qualified Financing, the dividend may be paid either in cash or shares of Common Stock Series A with such shares of Common Stock Series A being valued at the IPO Price (as defined in the Series F and Series G Certificates of Designation).  Dividends paid in shares of Common Stock Series A shall be paid in full shares only, with a cash payment equal to the value of any fractional shares.

Exemption from Registration

The Shares, and the 500,000 shares of Common Stock Series A to the Investor, were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, as the offering was not a public offering.

  Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Name
Exhibit 3.1	Certificate of Designation for Series F Convertible Preferred Stock, as filed with the Nevada Secretary of State on May 7, 2008.
Exhibit 3.2	Certificate of Designation for Series G Convertible Preferred Stock, as filed with the Nevada Secretary of State on May 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: May 13, 2008	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer